Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $331.8 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.56
CHICAGO, JULY 19, 2023 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.56, compared to $1.51 in the first quarter of 2023 and $1.86 in the second quarter of 2022. Net income was $331.8 million, compared to $334.6 million in the prior quarter and $396.2 million in the prior-year quarter.
Second quarter 2023 results included the following:
•$38.7 million of pre-tax severance-related charges (after-tax $29.2 million).
•$25.6 million pre-tax charge related to the write-off of an investment in a client capability (after-tax $19.3 million).

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s second quarter results reflected growth across each of our businesses, solid progress on our productivity initiatives and prudent capital management. We grew trust fees and revenue as compared to the prior quarter; kept expenses, excluding notable items, well-controlled; generated return on common equity in the middle of our target range; and returned $257 million to shareholders. As we enter the second half of the year, we remain vigilant in our efforts to grow and deepen our client franchise while driving greater efficiency in our operating model.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q2 2023 vs.
($ In Millions except per share data)	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Trust, Investment and Other Servicing Fees	$1,096.3	$1,063.6	$1,143.4	3%	(4)%
Other Noninterest Income (Loss)	149.3	149.8	166.6	—	(10)
Net Interest Income (FTE*)	524.6	544.4	469.8	(4)	12
Total Revenue (FTE*)	$1,770.2	$1,757.8	$1,779.8	1%	(1)%

Noninterest Expense	$1,331.9	$1,285.6	$1,223.6	4%	9%
(Release of) Provision for Credit Losses	(15.5)	15.0	4.5	N/M	N/M
Provision for Income Taxes	108.9	109.4	144.4	—	(25)
FTE Adjustment*	13.1	13.2	11.1	(1)	17
Net Income	$331.8	$334.6	$396.2	(1)%	(16)%

Earnings Allocated to Common and Potential Common Shares	$323.7	$315.2	$388.3	3%	(17)%
Diluted Earnings per Common Share	$1.56	$1.51	$1.86	3%	(16)%
Return on Average Common Equity	12.4%	12.4%	15.7%
Return on Average Assets	0.91%	0.92%	1.03%
Average Assets	$145,899.6	$148,059.9	$154,084.1	(1)%	(5)%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change June 30, 2023 vs.
($ In Billions)	June 30, 2023*	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2022
Assets Under Custody/Administration
Asset Servicing	$13,483.5	$13,221.5	$12,812.2	2%	5%
Wealth Management	995.4	953.3	921.5	4	8
Total Assets Under Custody/Administration	$14,478.9	$14,174.8	$13,733.7	2%	5%
Assets Under Custody(1)
Asset Servicing	$10,295.7	$10,065.6	$9,771.2	2%	5%
Wealth Management	989.1	947.6	913.0	4	8
Total Assets Under Custody	$11,284.8	$11,013.2	$10,684.2	2%	6%
Assets Under Management
Asset Servicing	$989.8	$962.1	$950.0	3%	4%
Wealth Management	376.0	368.3	352.8	2	7
Total Assets Under Management	$1,365.8	$1,330.4	$1,302.8	3%	5%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q2 2023 vs.
($ In Millions)	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$427.4	$413.6	$433.8	3%	(1)%
Investment Management	134.1	126.2	148.4	6	(10)
Securities Lending	21.5	19.1	21.6	13	—
Other	38.2	44.1	38.9	(14)	(2)
Total Asset Servicing	$621.2	$603.0	$642.7	3%	(3)%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$166.0	$163.6	$177.4	2%	(6)%
East	124.1	119.8	128.1	4	(3)
West	93.7	91.2	98.7	3	(5)
Global Family Office (GFO)	91.3	86.0	96.5	6	(5)
Total Wealth Management	$475.1	$460.6	$500.7	3%	(5)%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,096.3	$1,063.6	$1,143.4	3%	(4)%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and decreased from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to new business, higher transaction volumes, and favorable markets. Custody and fund administration fees decreased from the prior-year quarter primarily due to unfavorable markets.
▪Investment management fees increased sequentially primarily due to asset inflows and favorable markets. Investment management fees decreased from the prior-year quarter primarily due to asset outflows and unfavorable markets.
▪Other fees decreased sequentially primarily due to prior quarter fees associated with seasonal benefit payment services.
Total Wealth Management trust, investment and other servicing fees increased sequentially and decreased from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to favorable markets. Fees in the regions decreased from the prior-year quarter primarily due to unfavorable markets and product-related asset outflows.
•Fees in GFO increased sequentially driven by net inflows. Fees in GFO decreased from the prior-year quarter primarily due to unfavorable markets.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

OTHER NONINTEREST INCOME
				% Change Q2 2023 vs.
($ In Millions)	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Other Noninterest Income
Foreign Exchange Trading Income	$50.1	$53.0	$77.6	(5)%	(35)%
Treasury Management Fees	7.9	8.4	10.6	(4)	(24)
Security Commissions and Trading Income	36.1	34.7	32.8	4	10
Other Operating Income	55.2	46.8	45.6	18	21
Investment Security Gains (Losses), net	—	6.9	—	N/M	N/M
Total Other Noninterest Income (Loss)	$149.3	$149.8	$166.6	—%	(10)%
N/M - Not meaningful
Foreign exchange trading income decreased compared to the prior-year quarter primarily driven by lower client volumes and an unfavorable impact from foreign exchange swap activity.
Security commissions and trading income increased compared to the prior-year quarter primarily due to higher bond underwriting referral fees.
Other operating income increased sequentially primarily due to higher non-trading foreign exchange income and banking and credit-related service fees. Other operating income increased compared to the prior-year quarter primarily driven by higher income associated with a market value increase in supplemental compensation plans, higher non-trading foreign exchange income, and banking and credit-related services fees, partially offset by higher expenses related to existing swap agreements related to Visa Inc. Class B common shares.

NET INTEREST INCOME
				% Change Q2 2023 vs.
($ In Millions)	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Net Interest Income
Interest Income (FTE*)	$1,748.1	$1,468.6	$535.9	19%	N/M
Interest Expense	1,223.5	924.2	66.1	32	N/M
Net Interest Income (FTE*)	$524.6	$544.4	$469.8	(4)%	12%
Average Earning Assets	$134,116	$135,957	$139,902	(1)%	(4)%
Net Interest Margin (FTE*)	1.57%	1.62%	1.35%	(5) bps	22	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis decreased sequentially primarily due to lower average earning assets, partially offset by higher average interest rates. Net interest income on an FTE basis increased compared to the prior-year quarter primarily due to higher average interest rates, partially offset by lower average earning assets.
The net interest margin on an FTE basis decreased sequentially primarily due to an unfavorable balance sheet mix shift, partially offset by higher average interest rates. The net interest margin on an FTE basis increased from the prior-year quarter primarily due to higher average interest rates, partially offset by an unfavorable balance sheet mix shift.
Average earning assets decreased sequentially and from the prior-year quarter primarily due to lower client deposits, partially offset by increased short-term borrowing activity.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change June 30, 2023 vs.
($ In Millions)	June 30, 2023	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2022
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$213.0	$200.9	$189.9	6%	12%
(Release of) Provision for Credit Losses	(15.5)	15.0	4.5	N/M	N/M
Net Recoveries (Charge-Offs)	—	(2.9)	5.5	(98)	(101)
Ending Allowance for Credit Losses	$197.5	$213.0	$199.9	(7)%	(1)%
Allowance assigned to:
Loans and Leases	$152.5	$159.9	$138.2	(5)%	10%
Undrawn Loan Commitments and Standby Letters of Credit	26.0	34.3	43.5	(24)	(40)
Debt Securities and Other Financial Assets	19.0	18.8	18.2	1	5
Ending Allowance for Credit Losses	$197.5	$213.0	$199.9	(7)%	(1)%
N/M - Not meaningful
Q2 2023
The release of credit reserves in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, primarily driven by improved credit quality in certain commercial and institutional and certain commercial real estate (CRE) loans, partially offset by expectations for higher economic stress in the CRE market, particularly Office CRE. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.
Q1 2023
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by growth in the size and duration of the CRE portfolio, primarily in multi-family properties, partially offset by improvement in credit quality for the commercial and institutional segment.
Q2 2022
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis, partially offset by recoveries in the prior-year quarter. The increase in the collective basis reserve was primarily driven by market conditions and a higher risk of recession at the time as compared to the previous period, partially offset by improvements in credit quality mainly within the CRE and commercial and institutional portfolios.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

NONINTEREST EXPENSE
				% Change Q2 2023 vs.
($ In Millions)	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Noninterest Expense
Compensation	$604.5	$595.2	$546.5	2%	11%
Employee Benefits	101.4	101.0	119.6	—	(15)
Outside Services	230.9	210.8	213.1	10	8
Equipment and Software	229.3	231.7	203.5	(1)	13
Occupancy	53.8	61.3	51.0	(12)	6
Other Operating Expense	112.0	85.6	89.9	31	25
Total Noninterest Expense	$1,331.9	$1,285.6	$1,223.6	4%	9%
End of Period Full-Time Equivalent Staff	23,500	23,800	22,500	(1)%	4%
Compensation expense increased sequentially and for the prior-year quarter primarily due to $36.7 million of severance-related charges and higher salaries, partially offset by lower incentives.
Employee benefits expense decreased compared to the prior-year quarter primarily due to a $20.3 million pension settlement charge in the prior-year quarter.
Outside services expense increased sequentially and for the prior-year quarter primarily due to higher technical services.
Equipment and software expense increased compared to the prior-year quarter primarily due to higher amortization as well as higher software costs driven by continued technology investments.
Occupancy expense decreased sequentially primarily due to a $9.8 million charge from the prior quarter related to early lease exits.
Other operating expense increased sequentially and for the prior-year quarter primarily due to a $25.6 million charge related to the write-off of an investment in a client capability.

PROVISION FOR INCOME TAX
				% Change Q2 2023 vs.
($ In Millions)	Q2 2023	Q1 2023	Q2 2022	Q1 2023		Q2 2022
Net Income
Income before Income Taxes	$440.7	$444.0	$540.6	(1)%		(18)%
Provision for Income Taxes	108.9	109.4	144.4	—		(25)
Net Income	$331.8	$334.6	$396.2	(1)%		(16)%
Effective Tax Rate	24.7%	24.6%	26.7%	10	bps	(200)	bps
bps - basis points
The effective tax rate decreased from the prior-year quarter primarily due to a lower net tax impact from international operations.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $257.1 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $157.8 million to common stockholders. The Corporation repurchased 1,361,828 shares of common stock, including 14,596 shares withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $99.3 million ($72.91 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2023, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	June 30, 2023*		March 31, 2023		June 30, 2022
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.3%	13.0%	11.3%	11.7%	10.5%	11.6%	N/A	4.5%
Tier 1 Capital	12.3	14.1	12.3	12.7	11.5	12.7	6.0	6.0
Total Capital	14.4	16.3	14.4	14.7	12.6	13.7	10.0	8.0
Tier 1 Leverage	7.4	7.4	7.3	7.3	6.7	6.7	N/A	4.0
Supplementary Leverage	N/A	8.3	N/A	8.3	N/A	7.6	N/A	3.0

	June 30, 2023*		March 31, 2023		June 30, 2022
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.1%	14.3%	12.3%	12.9%	11.0%	12.3%	6.5%	4.5%
Tier 1 Capital	12.1	14.3	12.3	12.9	11.0	12.3	8.0	6.0
Total Capital	13.9	16.2	14.2	14.6	11.9	13.1	10.0	8.0
Tier 1 Leverage	7.4	7.4	7.3	7.3	6.3	6.3	5.0	4.0
Supplementary Leverage	N/A	8.2	N/A	8.3	N/A	7.2	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2023		2022
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$1,735.0	$1,455.4	$1,170.1	$799.3	$524.8
Add: FTE Adjustment	13.1	13.2	15.5	12.3	11.1
Interest Income (FTE) - Non-GAAP	$1,748.1	$1,468.6	$1,185.6	$811.6	$535.9

Net Interest Income - GAAP	$511.5	$531.2	$534.5	$513.0	$458.7
Add: FTE Adjustment	13.1	13.2	15.5	12.3	11.1
Net Interest Income (FTE) - Non-GAAP	$524.6	$544.4	$550.0	$525.3	$469.8

Net Interest Margin - GAAP	1.53%	1.58%	1.58%	1.54%	1.31%
Net Interest Margin (FTE) - Non-GAAP	1.57%	1.62%	1.63%	1.58%	1.35%

Total Revenue
Total Revenue - GAAP	$1,757.1	$1,744.6	$1,519.0	$1,754.8	$1,768.7
Add: FTE Adjustment	13.1	13.2	15.5	12.3	11.1
Total Revenue (FTE) - Non-GAAP	$1,770.2	$1,757.8	$1,534.5	$1,767.1	$1,779.8

NORTHERN TRUST CORPORATION SECOND QUARTER 2023 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 19, 2023.
The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 25 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2023, Northern Trust had assets under custody/administration of US$14.5 trillion, and assets under management of US$1.4 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q2 2023 vs.
	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,096.3	$1,063.6	$1,143.4	3%	(4)%
Foreign Exchange Trading Income	50.1	53.0	77.6	(5)	(35)
Treasury Management Fees	7.9	8.4	10.6	(4)	(24)
Security Commissions and Trading Income	36.1	34.7	32.8	4	10
Other Operating Income	55.2	46.8	45.6	18	21
Investment Security Gains (Losses), net	—	6.9	—	N/M	N/M
Total Noninterest Income	1,245.6	1,213.4	1,310.0	3	(5)

Net Interest Income
Interest Income	1,735.0	1,455.4	524.8	19	N/M
Interest Expense	1,223.5	924.2	66.1	32	N/M
Net Interest Income	511.5	531.2	458.7	(4)	12

Total Revenue	1,757.1	1,744.6	1,768.7	1	(1)

(Release of) Provision for Credit Losses	(15.5)	15.0	4.5	N/M	N/M

Noninterest Expense
Compensation	604.5	595.2	546.5	2	11
Employee Benefits	101.4	101.0	119.6	—	(15)
Outside Services	230.9	210.8	213.1	10	8
Equipment and Software	229.3	231.7	203.5	(1)	13
Occupancy	53.8	61.3	51.0	(12)	6
Other Operating Expense	112.0	85.6	89.9	31	25
Total Noninterest Expense	1,331.9	1,285.6	1,223.6	4	9

Income before Income Taxes	440.7	444.0	540.6	(1)	(18)
Provision for Income Taxes	108.9	109.4	144.4	—	(25)
NET INCOME	$331.8	$334.6	$396.2	(1)%	(16)%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$327.1	$318.4	$391.5	3%	(16)%
Earnings Allocated to Participating Securities	3.4	3.2	3.2	6	6
Earnings Allocated to Common and Potential Common Shares	$323.7	$315.2	$388.3	3	(17)

Per Common Share
Net Income
Basic	$1.56	$1.51	$1.86	3%	(16)%
Diluted	1.56	1.51	1.86	3	(16)

Average Common Equity	$10,563.8	$10,396.6	$10,022.1	2%	5%
Return on Average Common Equity	12.4%	12.4%	15.7%
Return on Average Assets	0.91%	0.92%	1.03%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.70	—%	7%

Average Common Shares Outstanding (000s)
Basic	207,639	208,187	208,384
Diluted	207,816	208,730	208,878
Common Shares Outstanding (EOP) (000s)	207,004	208,342	208,387
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2023	2022	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,159.9	$2,311.8	(7)%
Foreign Exchange Trading Income	103.1	158.5	(35)
Treasury Management Fees	16.3	21.7	(25)
Security Commissions and Trading Income	70.8	69.0	3
Other Operating Income	102.0	86.7	18
Investment Security Gains (Losses), net	6.9	—	N/M
Total Noninterest Income	2,459.0	2,647.7	(7)

Net Interest Income
Interest Income	3,190.4	908.3	N/M
Interest Expense	2,147.7	68.6	N/M
Net Interest Income	1,042.7	839.7	24

Total Revenue	3,501.7	3,487.4	—

(Release of) Provision for Credit Losses	(0.5)	6.5	N/M

Noninterest Expense
Compensation	1,199.7	1,110.4	8
Employee Benefits	202.4	223.9	(10)
Outside Services	441.7	426.5	4
Equipment and Software	461.0	397.0	16
Occupancy	115.1	102.1	13
Other Operating Expense	197.6	169.6	17
Total Noninterest Expense	2,617.5	2,429.5	8

Income before Income Taxes	884.7	1,051.4	(16)
Provision for Income Taxes	218.3	265.9	(18)
NET INCOME	$666.4	$785.5	(15)%
Preferred Stock Dividends	20.9	20.9	—
NET INCOME APPLICABLE TO COMMON STOCK	$645.5	$764.6	(16)%
Earnings Allocated to Participating Securities	6.6	6.3	5
Earnings Allocated to Common and Potential Common Shares	$638.9	$758.3	(16)%

Per Common Share
Net Income
Basic	$3.07	$3.64	(16)%
Diluted	3.07	3.63	(16)

Average Common Equity	$10,480.6	$10,322.6	2%
Return on Average Common Equity	12.4%	14.9%
Return on Average Assets	0.91%	1.00%

Cash Dividends Declared per Common Share	$1.50	$1.40	7%

Average Common Shares Outstanding (000s)
Basic	207,911	208,205
Diluted	208,271	208,844
Common Shares Outstanding (EOP) (000s)	207,004	208,387
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				June 30, 2023 vs.
	June 30, 2023	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2022
Assets
Federal Reserve and Other Central Bank Deposits	$42,675.1	$39,220.0	$37,867.5	9%	13%
Interest-Bearing Due from and Deposits with Banks(2)	4,625.8	5,053.3	5,354.6	(8)	(14)
Federal Funds Sold	—	—	10.0	N/M	N/M
Securities Purchased under Agreements to Resell	1,228.9	1,057.4	1,171.8	16	5
Debt Securities
Available for Sale	24,264.4	24,627.5	35,017.9	(1)	(31)
Held to Maturity	26,006.3	24,716.2	20,112.6	5	29
Trading Account	0.1	0.1	0.4	(2)	(86)
Total Debt Securities	50,270.8	49,343.8	55,130.9	2	(9)
Loans and Leases	43,546.7	42,369.5	41,207.8	3	6
Other Interest-Earning Assets(3)	2,694.8	2,233.5	1,442.1	21	87
Total Earning Assets	145,042.1	139,277.5	142,184.7	4	2
Allowance for Credit Losses	(170.2)	(176.9)	(154.7)	(4)	10
Cash and Due from Banks and Other Central Bank Deposits(4)	1,803.7	1,429.4	2,357.6	26	(23)
Buildings and Equipment	473.6	481.5	476.6	(2)	(1)
Client Security Settlement Receivables	431.3	1,300.5	2,284.7	(67)	(81)
Goodwill	698.8	695.1	690.0	1	1
Other Assets	8,473.2	8,100.9	9,947.4	5	(15)
Total Assets	$156,752.5	$151,108.0	$157,786.3	4%	(1)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$23,535.5	$23,183.4	$30,857.0	2%	(24)%
Savings Certificates and Other Time	3,327.0	2,840.1	785.0	17	N/M
Non-U.S. Offices - Interest-Bearing	65,014.7	64,290.0	69,951.1	1	(7)
Total Interest-Bearing Deposits	91,877.2	90,313.5	101,593.1	2	(10)
Federal Funds Purchased	9,344.5	4,487.3	389.2	108	N/M
Securities Sold under Agreements to Repurchase	988.1	362.9	799.4	172	24
Other Borrowings(5)	12,382.0	11,365.1	3,514.9	9	N/M
Senior Notes	2,729.5	2,769.2	3,305.8	(1)	(17)
Long-Term Debt	2,061.5	2,070.9	1,094.1	—	88
Total Interest-Related Funds	119,382.8	111,368.9	110,696.5	7	8
Demand and Other Noninterest-Bearing Deposits	21,326.4	23,413.9	32,081.5	(9)	(34)
Other Liabilities	4,407.6	4,737.4	3,938.6	(7)	12
Total Liabilities	145,116.8	139,520.2	146,716.6	4	(1)
Common Equity	10,750.8	10,702.9	10,184.8	—	6
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,635.7	11,587.8	11,069.7	—	5
Total Liabilities and Stockholders’ Equity	$156,752.5	$151,108.0	$157,786.3	4%	(1)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q2 2023 vs.
	Q2 2023	Q1 2023	Q2 2022	Q1 2023	Q2 2022
Assets
Federal Reserve and Other Central Bank Deposits	$34,380.4	$36,641.8	$36,691.1	(6)%	(6)%
Interest-Bearing Due from and Deposits with Banks(2)	4,573.4	4,198.7	4,227.6	9	8
Federal Funds Sold	2.9	19.7	2.2	(85)	30
Securities Purchased under Agreements to Resell	1,238.6	1,046.1	1,149.3	18	8
Debt Securities
Available for Sale	24,511.8	25,030.4	35,676.6	(2)	(31)
Held to Maturity	25,053.3	25,382.2	20,244.3	(1)	24
Trading Account	0.2	1.3	0.4	(84)	(49)
Total Debt Securities	49,565.3	50,413.9	55,921.3	(2)	(11)
Loans and Leases	42,365.4	41,959.4	40,747.0	1	4
Other Interest-Earning Assets(3)	1,990.4	1,677.8	1,163.0	19	71
Total Earning Assets	134,116.4	135,957.4	139,901.5	(1)	(4)
Allowance for Credit Losses	(176.6)	(161.5)	(155.8)	9	13
Cash and Due from Banks and Other Central Bank Deposits(4)	1,842.5	1,795.9	2,559.1	3	(28)
Buildings and Equipment	481.8	497.3	487.7	(3)	(1)
Client Security Settlement Receivables	592.7	1,098.5	1,587.8	(46)	(63)
Goodwill	697.0	692.3	693.8	1	—
Other Assets	8,345.8	8,180.0	9,010.0	2	(7)
Total Assets	$145,899.6	$148,059.9	$154,084.1	(1)%	(5)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$22,961.2	$27,268.8	$30,967.5	(16)%	(26)%
Savings Certificates and Other Time	3,036.1	2,360.1	792.3	29	N/M
Non-U.S. Offices - Interest-Bearing	62,046.3	62,411.1	63,900.7	(1)	(3)
Total Interest-Bearing Deposits	88,043.6	92,040.0	95,660.5	(4)	(8)
Federal Funds Purchased	7,070.0	3,653.9	922.8	93	N/M
Securities Sold under Agreements to Repurchase	467.8	347.1	596.7	35	(22)
Other Borrowings(5)	12,132.6	11,324.0	4,186.7	7	190
Senior Notes	2,761.1	2,748.1	2,885.1	—	(4)
Long-Term Debt	2,069.7	2,066.3	1,096.4	—	89
Total Interest-Related Funds	112,544.8	112,179.4	105,348.2	—	7
Demand and Other Noninterest-Bearing Deposits	17,555.1	20,145.6	33,733.3	(13)	(48)
Other Liabilities	4,351.0	4,453.4	4,095.6	(2)	6
Total Liabilities	134,450.9	136,778.4	143,177.1	(2)	(6)
Common Equity	10,563.8	10,396.6	10,022.1	2	5
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,448.7	11,281.5	10,907.0	1	5
Total Liabilities and Stockholders’ Equity	$145,899.6	$148,059.9	$154,084.1	(1)%	(5)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2023				2022
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,096.3		$1,063.6		$1,042.1		$1,078.7		$1,143.4
Other Noninterest Income	149.3		149.8		(57.6)		163.1		166.6
Net Interest Income	511.5		531.2		534.5		513.0		458.7
Total Revenue	1,757.1		1,744.6		1,519.0		1,754.8		1,768.7
(Release of) Provision for Credit Losses	(15.5)		15.0		5.0		0.5		4.5
Noninterest Expense	1,331.9		1,285.6		1,323.6		1,229.8		1,223.6
Income before Income Taxes	440.7		444.0		190.4		524.5		540.6
Provision for Income Taxes	108.9		109.4		34.7		129.7		144.4
Net Income	$331.8		$334.6		$155.7		$394.8		$396.2

Per Common Share
Net Income - Basic	$1.56		$1.51		$0.71		$1.80		$1.86
- Diluted	1.56		1.51		0.71		1.80		1.86
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.70
Book Value (EOP)	51.94		51.37		49.78		48.68		48.87
Market Value (EOP)	74.14		88.13		88.49		85.56		96.48

Financial Ratios
Return on Average Common Equity	12.4%		12.4%		5.9%		14.9%		15.7%
Return on Average Assets	0.91		0.92		0.42		1.07		1.03
Net Interest Margin (GAAP)	1.53		1.58		1.58		1.54		1.31
Net Interest Margin (FTE*)	1.57		1.62		1.63		1.58		1.35

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$13,483.5		$13,221.5		$12,705.5		$11,954.0		$12,812.2
Wealth Management	995.4		953.3		898.5		868.0		921.5
Total Assets Under Custody / Administration	$14,478.9		$14,174.8		$13,604.0		$12,822.0		$13,733.7

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$10,295.7		$10,065.6		$9,712.3		$9,125.5		$9,771.2
Wealth Management	989.1		947.6		892.3		860.8		913.0
Total Assets Under Custody	$11,284.8		$11,013.2		$10,604.6		$9,986.3		$10,684.2

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$989.8		$962.1		$898.1		$873.7		$950.0
Wealth Management	376.0		368.3		351.4		336.2		352.8
Total Assets Under Management	$1,365.8		$1,330.4		$1,249.5		$1,209.9		$1,302.8

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$47.1		$48.9		$45.9		$76.4		$89.7
Other Real Estate Owned (OREO)	0.3		—		—		—		0.1
Total Nonaccrual Assets	$47.4		$48.9		$45.9		$76.4		$89.8
Nonaccrual Assets / Loans and Leases and OREO	0.11%		0.12%		0.11%		0.17%		0.22%
Gross Charge-offs	$(0.8)		$(4.0)		$(0.5)		$(5.4)		$—
Gross Recoveries	0.8		1.1		0.5		0.9		5.5
Net Recoveries (Charge-offs)	$—		$(2.9)		$—		$(4.5)		$5.5
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	—%		(0.03)%		—%		(0.04)%		0.05%
Allowance for Credit Losses Assigned to:
Loans and Leases	$152.5		$159.9		$144.3		$138.7		$138.2
Undrawn Loan Commitments and Standby Letters of Credit	26.0		34.3		38.5		40.7		43.5
Debt Securities and Other Financial Assets	19.0		18.8		18.1		16.5		18.2
Loans and Leases Allowance / Nonaccrual Loans and Leases	3.2	x	3.3	x	3.1	x	1.8	x	1.5	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.